Exhibit 10.21

10 December 2019

Prosser Enterprises Ltd ATF Prosser Family Trust 91 Hawkesbury Crescent, Farrer,

ACT, 2607

Dear Nick,

LETTER OF VARIATION – OPPORTUNITY FOR EARLIER CONVERSION

We refer to the converting note agreement which you (Investor) executed with MyFiziq Limited (ACN 602 111 115) (Company) on or about 10th April 2018 (Agreement).

As you would be aware, the converting note which you hold in accordance with the Agreement is currently due to mature on 31 December 2019 (Maturity Date).

This letter agreement is intended to vary your Agreement to:

(a)	extend the Maturity Date to 30 June 2020; and

(b)	capitalise any interest owing to you as at the date of this letter agreement and any future interest payments due to you prior to the Maturity Date.

Terms defined in the Agreement have the corresponding meaning where used in this letter agreement (unless otherwise specified).

By this letter agreement, the Agreement is varied as follows:

Maturity Date: 30 June 2020.

Interest Payment Dates: Interest will accrue to the Investor/s quarterly in arrears and the interest accrued to 31 December 2019 will be paid as follows:

i. $20,000 by 30 November 2019

ii. The balance of approximately $38,630.14 by 31 January 2019

iii. Interest will be paid on a monthly basis on the 1st of each calendar month at a rate of 8%pa being $3,333p,

All interest accrued from 1 January 2020 shall be capitalised (thereafter forming part of the Principal) and repaid on the Maturity Date.

Upon execution by all parties, this letter shall form a binding deed varying the Agreement on the terms and conditions above.

To record your agreement to the above variation of the Agreement, please execute this letter agreement where indicated below and return it to me.

For the avoidance of doubt, all remaining terms of the Agreement remain unaltered other than as varied by this deed.

Yours sincerely

/s/ Steven Richards

Mr Steven Richards Company Secretary MyFiziq Limited

EXECUTED by the Parties as a deed.

EXECUTED by MYFIZIQ LIMITED	)
ACN 602 111 115)
in accordance with section 127 of the	)
Corporations Act 2001 (Cth):	)

/s/ Vlado Bosanac	/s/ Steven Richards
Signature of director	Signature company secretary

Vlado Bosanac	Steven Richards
Name of director	Name of company secretary

EXECUTED by Prosser Enterprises Ltd	) ATF Prosser Family Trust)
ACN [123 704 405]	)
in accordance with section 127 of the	)
Corporations Act 2001 (Cth):

/s/ Nicholas Prosser
Signature of sole director	Signature of director/company secretary*

Nicholas Prosser
Name of sole director	Name of director/company secretary*

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